UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): October 3, 2016

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction
of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966
(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On October 7, 2016, Chico’s FAS, Inc., (the “Company”) announced that its Board of Directors has appointed Diane M. Ellis as the President of its Chico's brand, effective November 1, 2016. Ms. Ellis, 58, is joining the Company after having served as Chief Executive Officer of The Limited, a fashion retailer, since 2013. From 2004 until 2013, Ms. Ellis served as President and Chief Operating Officer of Brooks Brothers Group, Inc., an apparel retailer. Prior to Brooks Brothers, Ms. Ellis was the founding partner of Lighthouse Retail Group, a retail-centric consulting firm, managing director for the Retail Strategy Practice at PricewaterhouseCoopers, and director of merchandise planning, allocation and inventory control at Filene’s department stores. Ms. Ellis also served in merchandising, planning, strategy and store management roles at Joseph Horne’s department stores and at Marshalls, where she launched the petite and swimwear businesses. She is a member of the board of directors of Stage Stores, Inc., which operates specialty department stores.
There is no arrangement or understanding between Ms. Ellis and any other persons pursuant to which Ms. Ellis was selected as an officer. Neither Ms. Ellis nor any related person of Ms. Ellis has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party. Ms. Ellis is not related to any of the executive officers or directors of the Company.
The Company has entered into a letter agreement on October 3, 2016 with Ms. Ellis, which provides for an annual salary and certain other benefits. Pursuant to the letter agreement, Ms. Ellis’ base salary is $800,000 and is subject to annual increases as set from time to time by the Company’s Board of Directors.  Upon commencement of employment, Ms. Ellis will be awarded a sign-on bonus of $500,000, which is subject to repayment terms if she voluntarily resigns from the Company within 24 months of her start date. Additionally, Ms. Ellis will be awarded a sign-on grant of restricted shares of the Company’s common stock following her employment commencement date with a fair market value of $300,000, which will vest over a three-year period with one-third vesting each year on the anniversary of the grant date. Ms. Ellis is also eligible for an annual bonus under the Company’s Amended and Restated Cash Bonus Incentive Plan with a target of 80% of her base salary, with a range from 0% to 175% of her target, if earned. Ms. Ellis will be awarded an equity grant in March 2017 with a fair market value of $900,000, which will be comprised of restricted shares of the Company’s common stock and performance share units, which, if earned, will vest over a period of three years. Ms. Ellis is also entitled to receive benefits under the terms of the Company’s Executive Severance Plan.
The foregoing description of the letter agreement is not complete and is qualified in its entirety by reference to the full text of such agreement included as Exhibit 10.1 to this Form 8-K.

Ms. Ellis is subject to restrictive covenants as detailed in the Restrictive Covenant Agreement included as Exhibit 10.2 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 10.1	Employment letter agreement between the Company and Diane M. Ellis
Exhibit 10.2	Restrictive covenant agreement between the Company and Diane M. Ellis
Exhibit 99.1	Chico’s FAS, Inc. Press Release dated October 7, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: October 7, 2016	By:	/s/ Todd E. Vogensen
Todd E. Vogensen
Executive Vice President, Chief Financial Officer and Assistant Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Employment letter agreement between the Company and Diane M. Ellis
Exhibit 10.2	Restrictive covenant agreement between the Company and Diane M. Ellis
Exhibit 99.1	Chico’s FAS, Inc. Press Release dated October 7, 2016